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                                                                      EXHIBIT 16

                          CROUCH, BIERWOLF & CHISHOLM
                          CERTIFIED PUBLIC ACCOUNTANTS
                          50 West Broadway, Suite 1130
                           Salt Lake City, Utah 84101

                                              May 30, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                    Re: Healthbridge, Inc.


Ladies and Gentlemen:

        We have read Item 3 of Form 10-SB, as amended on May 29, 2000, of Healthbridge, Inc. and are in agreement with the statements contained in the second and third paragraphs of such Item 3 of Form 10-SB. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                              Very truly yours,

                                              /s/ Crouch, Bierwolf & Chisholm

                                              /s/ TODD R. CHISHOLM
                                              Todd Chisholm